UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Nikola Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

[First used July 19, 2022]

Tweet 1:

•$NKLA shareholders, every single vote matters! We are less than 0.5% short of the outstanding shares needed to be voted in favor for Proposal 2 to pass. Vote NOW in favor of proposal 2!

Following thread: Voting is quick and easy, if in North America call (855) 935-2562, if international, call 1-(207) 607-7123 or online proxyvote.com

Tweet 2:

•Have you heard? You can still help us pass Proposal 2! Shareholders must VOTE by 11:59 p.m., Eastern Time, on August 1, 2022.

Following thread: How to cast your vote: Online at proxyvote.com, call (855) 935-2562 if in North America, if international, call 1-(207) 607-7123

Tweet 3:

•The Nikola Annual Meeting of Stockholders adjourned for more time to VOTE YES for Proposal 2! All $NKLA stockholders are urged to vote ASAP BY 11:59 p.m., Eastern Time, on August 1, 2022.

Following thread: For international stockholders, the best way for you to find out if you are eligible to vote your shares is by calling Alliance Advisors at 1-(207) 607 7123 or by reaching out to your broker directly.

Tweet 4:

•Nikola is urging ALL stockholders to vote IMMEDIATELY FOR Proposal 2. Learn more about how to vote here: [insert relevant link]

Following thread: Voting is quick and easy, vote online at proxyvote.com, by phone if in North America call (855) 935-2562 or if international call 1-(207) 607-7123

Tweet 5:

•All $NKLA stockholders are urged to vote FOR Proposal 2. The deadline for voting is August 1, 2022, at 11:59 p.m. ET. Every vote matters!

Following thread: Vote online at proxyvote.com, or call (855) 935-2562, or 1-(207) 607-7123 if international.